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                                EXHIBIT 4.9

No. 19226                                              ONE Shares
                Incorporated Under The laws of SOUTH Dakota



                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                            IRENE SOUTH DAKOTA


                          MEMBERSHIP CERTIFICATE


     This is to certify that _____________________ of __________________,
South Dakota, is the owner of one share of Common Stock (hereinafter called "Membership Certificate") in the Dakota Cooperative
Telecommunications, Inc., (hereinafter called the "Cooperative"), of Irene, South Dakota.

     This membership certificate is issued in consideration of the payment of $5.00 (which is the par value thereof), receipt of which is hereby acknowledged. It is issued in accordance with Chapter 11.11 of the South Dakota Code of 1939 and all laws amendatory thereof and supplementary thereto, and the articles of incorporation and bylaws of the Cooperative; and is subject to all the conditions and restrictions specified in the articles of incorporation and bylaws thereof.

     IN WITNESS WHEREOF, the Cooperative has caused this certificate to be signed by its President and Secretary and its corporate seal to be hereunto affixed this ______ day of ________________, 19_____.

             (Certain Conditions of Membership Stated on Back)


                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.





[SEAL]



          __________________________    __________________________________
                         President                     Secretary



                       SHARES       $5.00       EACH
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This certificate of common stock, and the membership evidenced thereby are not transferable, except as provided in the bylaws of the cooperative, and such membership may be terminated as provided in said bylaws. Upon termination of the membership represented by the certificate, by death, cessation of existence, expulsion or withdrawal, this certificate shall be surrendered to the Cooperative, or in the case of a joint membership, the holder thereof jointly, or either of them, but not both, shall be entitled to one (1) vote and no more upon each matter submitted to a vote at all meetings of the members of the Cooperative.

This certificate and the membership evidenced hereby are subject to all the terms, conditions and limitations contained in the charter and bylaws of the Cooperative and all amendments thereto and in the application of the holder or holders hereof for membership in the Cooperative.


                           C E R T I F I C A T E

                                    FOR

                                    ONE

                                  SHARES

                                  OF THE

                                  COMMON
                                   STOCK


                                  DAKOTA
                                COOPERATIVE
                            TELECOMMUNICATIONS,
                                   INC.

                                 ISSUED TO



                                   DATE


     FOR VALUE RECEIVED, ____ HEREBY SELL, ASSIGN, AND TRANSFER UNTO
     ______________________________________________________________
     ____________________________________ SHARES OF THE COMMON STOCK
     REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _______________________________ ATTORNEY
     TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


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     DATED _________________

     IN PRESENCE OF

     ______________________     ______________________


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.